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                                                                       Exhibit 8

              [Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

Writer's Direct Dial: (212) 225-2980
E-Mail: enijenhuis@cgsh.com
                                                                   July 19, 2006
Citigroup Funding Inc.
Citigroup Inc.
Safety First Trust Series 2006-1, Safety First Trust
Series 2006-2, Safety First Trust Series 2006-3,
Safety First Trust Series 2006-4, Safety First Trust Series
2006-5, Safety First Trust Series 2006-6,
Safety First Trust Series 2006-7, Safety First Trust
Series 2006-8, Safety First Trust Series 2006-9,
Safety First Trust Series 2006-10
c/o Citigroup Funding Inc.
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

             We have acted as special tax counsel to Citigroup Funding Inc., a Delaware corporation (the "Company"), Citigroup Inc., a Delaware corporation (the "Guarantor"), and Safety First Trust Series 2006-1, Safety First Trust Series 2006-2, Safety First Trust Series 2006-3, Safety First Trust Series 2006-4, Safety First Trust Series 2006-5, Safety First Trust Series 2006-6, Safety First Trust Series 2006-7, Safety First Trust Series 2006-8, Safety First Trust Series 2006-9 and Safety First Trust Series 2006-10 (each, a "Trust" and, collectively, the "Trusts"), each a statutory trust formed under the laws of the State of Delaware, in connection with the preparation of an automatic shelf registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about July 19, 2006, for the purpose of registering (i) Principal-Protected Trust Certificates (the "Certificates") of each Trust representing undivided beneficial interests in the assets of each Trust and (ii) a guarantee of the Company with respect to the Certificates of each Trust and a guarantee of the Guarantor with respect to the Company's guarantee of the Certificates of each Trust (each, a "Certificate Guarantee"), a form of which is included as an exhibit to the Registration Statement.

         The Certificates of each Trust are to be issued pursuant to an Amended and Restated Declaration of Trust (each, a "Declaration"), a form of which is included as an exhibit to the Registration Statement, to be entered into among the Company, as sponsor, the Guarantor, U.S. Bank Trust National Association, as
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the Delaware trustee, U.S. Bank National Association, as institutional trustee, and Scott Freidenrich, Geoffrey S. Richards and Cliff Verron (each, a "Regular Trustee" and, collectively, the "Regular Trustees").

             In arriving at the opinion expressed below, we have reviewed the following documents:

            (a) the Registration Statement and the documents incorporated by reference therein;

            (b) the Form of the Certificates;

            (c) the form of Declaration of the Trusts;

            (d) the Indenture, dated as of June 1, 2005, among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as indenture trustee;

            (e) the Form of Notes for Equity-Index Participation Securities issued pursuant to the Indenture; and

            (f) the form of Warrant Agreement to be entered into among the Company, the Guarantor and U.S. Bank National Association, as warrant agent.

            In rendering the opinion expressed below, we have, without independent investigation, assumed the completeness, authenticity and validity of all such documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and have assumed that the respective parties thereto and all persons having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions of such documents. In addition, we have assumed the accuracy of all representations made to us upon the filing of the Registration Statement and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

            Based on the foregoing, we hereby confirm that we are of the opinion that the statements set forth under the heading "Certain United States Federal Income Tax Considerations" in the prospectus contained in the Registration Statement (the "Prospectus"), insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Certificates.

            The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, (the "Code") and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the United States of America, and we undertake no responsibility to update or supplement our opinion.

             We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as
Exhibit 8 to the Registration
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Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain United States Federal Income Tax Considerations" set forth in the Prospectus.

             We are furnishing this opinion letter to each of you, solely for your benefit in connection with the preparation of the Registration Statement. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

                                          Very truly yours,

                                          CLEARY GOTTLIEB STEEN & HAMILTON LLP



                                          By  /s/ Erika W. Nijenhuis
                                              ----------------------------------
                                              Erika W. Nijenhuis, a Partner